Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of V-ONE Corporation on Form S-3 (Registration Nos. 333-69047, 333-67625 and
333-43795)  and  on  Form  S-8  (Registration  Nos.  333-61909,   333-52909  and
333-17749) of our report dated March 11, 1999, except as to the third and fourth sentences of the first paragraph of Note 3 to which the date is March 31, 1999, on our audits of the financial statements of V-ONE Corporation as of December 31, 1997 and 1998 and for the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                                                /s/ PricewaterhouseCoopers LLP

McLean, VA
March 30, 2000




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